Exhibit 4.1

FIRST AMENDMENT TO

THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

This Amendment is made to the Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP dated as of May 7, 2013 (the “Agreement”) and shall be effective as of August 20, 2013 (the “Effective Date”). All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

WHEREAS, the General Partner desires to amend the Agreement as set forth below to reflect the redemption of all of the issued and outstanding Series A Preferred Units and Series B Preferred Units.

NOW, THEREFORE, pursuant to Section 14.1 of the Agreement:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a)	Exhibit A of the Agreement, which sets forth the Partners’ Partnership Interests, is deleted and replaced in its entirety with Exhibit A attached hereto.

(b)	Exhibit S-A, which sets forth the terms of the Series A Preferred Units, is deleted.

(c)	Exhibit S-B, which sets forth the terms of the Series B Preferred Units, is deleted.

2. Effect on the Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Amendment as of the Effective Date.

GENERAL PARTNER:

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ JAMES J. SEBRA
James J. Sebra
Chief Financial Officer and Treasurer

EXHIBIT A

Partners’ Partnership Interests

Name and Address of Partner	Type of Interest	Number of Common Partnership Units
General Partner:
Independence Realty Trust, Inc., as General Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	General Partnership Interest	9,643,440
Limited Partners:
IRT Limited Partner, LLC, as an Initial Limited Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	100